UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2014

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.

Alameda, California 94501

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 865-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Private Placement of Senior Secured Promissory Notes and Warrants

On October 9, 2014, InSite Vision Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) among the Company, Riverbank Capital Securities, Inc., broker-dealer, as placement agent (the “Placement Agent”), and the purchasers party thereto (each, a “Purchaser” and collectively, the “Purchasers”) pursuant to which the Company agreed to sell its 12% Senior Secured Notes (the “Notes”) in an aggregate principal amount of up to $15,000,000 (the “Maximum Commitment Amount”) and issue warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Purchasers committed to purchase Notes, in one or more tranches, upon request by the Company, in an aggregate principal amount of $7,145,000. The Company has the right, at any time on or before the 60th day after the date of the Purchase Agreement, to enter into additional subscriptions with the Purchasers, or prospective purchasers approved by the Company and the Placement Agent, for additional Notes having an aggregate principal amount up to $7,855,000.

On October 9, 2014 (the “Initial Closing”), the Company sold and issued Notes to the Purchasers having an aggregate principal amount equal to $2,381,666.65, and the Purchasers received Warrants to purchase an aggregate of 2,053,169 shares of Common Stock at an exercise price of $0.33 per share.

The Company has the right to sell and issue additional tranches of Notes and to issue additional Warrants in connection with such Notes at any time prior to the second anniversary of the Initial Closing, until the aggregate principal amount of all Notes sold pursuant to the Purchase Agreement equals the lesser of (i) the Maximum Commitment Amount, and (ii) the aggregate principal amount of Notes subscribed for by the Purchasers, if less than the Maximum Commitment Amount.

Terms of the Notes

The Notes are senior secured obligations of the Company and are secured by substantially all of the assets of the Company, including its intellectual property, pursuant to the terms of a Security Agreement, dated as of October 9, 2014 (the “Security Agreement”), between the Company and U.S. Bank National Association, the collateral agent for the Purchasers.

The Notes have an initial maturity date of one year from the date of issuance, which may be extended at the option of the Company until the date that is two years from the date of issuance. The Notes bear interest at a rate of 12% per annum. In the event that the Company extends the maturity date under the Notes, the interest rate increases to 14% per annum for such additional one-year period. Payments of interest under the Notes are due semi-annually or upon the earlier of the applicable maturity date and an Event of Acceleration under, and as defined in, the Notes. An Event of Acceleration includes customary events of default.

Each Note may be redeemed at the Company’s option at any time upon 10 days prior written notice to the holder of the Note, in whole or in part, at a redemption price equal to 100% of the principal amount of such Note plus accrued but unpaid interest thereon (and, under certain circumstances, an additional payment of all interest due to the end of the relevant maturity date).

The Notes also contain a mandatory redemption provision which requires the Company to redeem the Notes in full (and, under certain circumstances make an additional payment of all interest due to the end of the relevant maturity date) within 10 days following the consummation of a Qualified Financing or a Sale of Maker (as such terms are defined in the Notes).

The Notes also contain certain negative covenants, subject to certain customary exceptions, that restrict or prohibit the Company from incurring additional indebtedness; creating or granting liens on its assets; engaging in certain transactions with officers, directors or other affiliates; repurchasing equity securities or declaring dividends on its capital stock; or changing its primary line of business without the written consent of the holders of a majority of the aggregate principal amount of the Notes.

Terms of the Warrants

Each Warrant to be issued in connection with the sale and issuance of Notes will be exercisable for a number of shares of Common Stock equal to a defined percentage (the “Applicable Percentage”) of the principal amount of the Note being purchased by the Purchaser in such tranche divided by the volume weighted average price of the Company’s Common Stock for the five trading days immediately preceding the date of the applicable closing, or, with respect to a closing other than the Initial Closing and the second closing, if less, the volume weighted average price of the Company’s Common Stock for the five trading days immediately preceding the Initial Closing (the “Per Share Price”). The “Applicable Percentage” for Warrants issued in the first and second tranches is 25%, and for Warrants issued in connection with each subsequent tranche is 20%; provided that the Applicable Percentage is 35% with respect to any tranche for which the Company issues a request to draw funds on the date that is 12 months following the date of the Initial Closing. Each Warrant has, or will have if and when issued, an exercise price equal to 115% of the Per Share Price. The Warrants are exercisable immediately and expire five years from the date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment for stock splits, stock dividends or other reclassifications or combinations of the Common Stock. In addition, upon the occurrence of certain “fundamental transactions,” such as a merger or consolidation of the Company into another entity or a sale of all or substantially all of the Company’s assets in a single transaction or a series of transactions, the holders of the Warrants, at their option, will be entitled to receive in cash an amount equal to the “Black Scholes value” of the Warrants as of the date of such “fundamental transaction” as determined in accordance with the terms of the Warrants.

Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission within 90 days of closing each tranche to register the resale of the Common Stock issuable upon exercise of the Warrants issued in connection with the closing of such tranche. The Company has also agreed to use its best efforts to have each such registration statement declared effective by the Securities and Exchange Commission (the “Commission”) within 120 days of the closing of each tranche (or 180 days after the applicable closing date in the event the Commission issues comments on the registration statement).

Certain Fees Paid in the Offering

The Placement Agent acted as the placement agent for the offering of Notes and Warrants pursuant to the Purchase Agreement and receives a cash commission equal to 6% of the gross proceeds from the sale of the Notes and issuance of the Warrants in each tranche. The amount of the commission paid with respect to the Initial Closing was $142,900. Timothy McInerney, the Chairman of the Board of the Company and a member of the Company’s Board of Directors, is a principal of the Placement Agent and is a Purchaser in the offering of Notes and Warrants on the same terms as the other Purchasers.

The descriptions set forth above in this Item 1.01 of this Current Report on Form 8-K are qualified in their entirety by the Warrants, Purchase Agreement, Security Agreement and Notes, which are filed herewith as Exhibits 4.1, 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Securities

The sale of the Notes and issuance of the Warrants were not registered in reliance upon the exemption from registration under Regulation D promulgated under the Securities Act of 1933 (as amended, the “Securities Act”) or pursuant to Section 4(a)(2) of the Securities Act as such transactions did not involve a public offering of securities. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement

10.2	Security Agreement

10.3	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2014

INSITE VISION INCORPORATED

By:	/s/ Louis Drapeau
Name: Title:	Louis Drapeau Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement

10.2	Security Agreement

10.3	Form of Note